UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements in this report are forward-looking statements, which includes all statements other than those made solely with respect to historical fact. These forward-looking statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from our expectations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and other words and terms of similar meaning in conjunction with a discussion of future or estimated operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements speak only as of the date of this report. Factors that could cause such differences include those described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on March 3, 2014. These risks, uncertainties, and other important factors include, among others our ability to integrate the acquisition as contemplated; our ability to achieve the synergies contemplated with respect to the acquisition; our ability to pay our debt when due and comply with our bank covenants. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this report, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this report or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2014, Heritage-Crystal Clean, Inc., ("the Company"), through its wholly owned subsidiary Heritage-Crystal Clean, LLC, purchased the outstanding stock of FCC Environmental LLC, a Delaware limited liability company, and International Petroleum Corp. of Delaware, a Delaware corporation (together, "FCC Environmental"), pursuant to a Stock Purchase Agreement (the "Agreement") dated October 16, 2014 between the Company and Dédalo Patrimonial S.L.U. (the "Seller") for $90.0 million in cash subject to various adjustments such as a working capital adjustment and Seller indemnification obligations.

FCC Environmental is an environmental services provider and a significant collector of used oil in the United States and operates 34 facilities in the eastern half of the United States.

FCC Environmental has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to the organization of itself and its subsidiaries; authorization and approval of the Agreement; governmental filings and no conflicts; FCC Environmental's capital structure; litigation; real property; material contracts; financial statements, indebtedness and absence of undisclosed liabilities; intellectual property; tax matters; compliance with laws; environmental matters; labor and employment matters; absence of certain changes; employee benefits matters; transaction expenses; affiliate contracts; inventory; receivables; and product warranties. The Company has also made customary representations and warranties in the Agreement as to its organization; authorization and approval of the Agreement; governmental filings and no conflicts; litigation; transaction expenses and sufficiency of funds.

The representations, warranties, and covenants contained in the Agreement are made only for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties to the Agreement (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of FCC Environmental or the Company. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A copy of the Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit, which you are encouraged to read. Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from the Exhibit. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

Amendment to Credit Agreement

On October 16, 2014, Heritage-Crystal Clean, LLC (the "Borrower"), entered into a First and Second Amendment (the "First Amendment" and "Second Amendment", respectively, and collectively, the "Amendments") to its Amended and Restated Credit Agreement with Bank of America, N.A dated February 5, 2013 (the "Credit Agreement"). The Amendments are attached as Exhibit 10.2 and Exhibit 10.3 to this Form 8-K and are incorporated herein by reference. The summary below of the Amendments does not purport to be complete and is qualified in its entirety by reference to the exhibits, which you are encouraged to read.

The Amendments provide for borrowings of up to $140.0 million, of which $80.0 million is available in the form of Term A loans. The Term A loans will mature on February 5, 2018. The remaining portion of the available borrowings is available in the form of a Revolving Loan. Loans made under the Credit Agreement, as amended, may be Base Rate Loans or LIBOR Rate Loans, at the election of the Borrower subject to certain exceptions. Base Rate Loans have an interest rate equal to (i) the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the British Bankers Association LIBOR rate plus 1%, or (c) Bank of America's prime rate, plus (ii) a variable margin of between 1.0% and 2.0% depending on the Company's total leverage ratio, calculated on a consolidated basis. LIBOR rate loans have an interest rate equal to the (i) British Bankers Association LIBOR Rate plus (ii) a variable margin of between 2.0% and 3.0% depending on the Company's total leverage ratio. Amounts borrowed under the Credit Agreement are secured by a security interest in substantially all of the Company's tangible and intangible assets.

As of the Effective date of October 16, 2014, the effective interest rate on the Term A loans was 3.15% and the effective rate on the revolving loan was 5.25%.

The Credit Agreement, as amended by the Amendments, contains customary terms and provisions (including representations, covenants, and conditions) for transactions of this type. Certain covenants, among other things, restrict the Company's and its Subsidiaries' ability to incur indebtedness, grant liens, make investments and sell assets. The Credit Agreement, as amended by the amendments, contains customary events of default, covenants and representations and warranties. Financial covenants include:

•	An interest coverage ratio (based on interest expense and EBITDA) of at least 3.5 to 1.0;

•
A total leverage ratio no greater than 4.0 to1.0 through fiscal 2014, no greater than 3.75 to 1.0 in the first quarter of fiscal 2015, no greater than 3.5 to 1.0 for the second quarter of fiscal 2015, no greater than 3.25 to 1.0 for the third quarter of fiscal 2015, and no greater than 3.0 to 1.0 thereafter; and

•
A capital expenditures covenant limiting capital expenditures to $22.0 million in fiscal 2014 and $15.0 million in each fiscal year thereafter. Under the Second Amendment, the Company is restricted from making capital expenditures for the expansion of the Company's used oil re-refinery to 75 million gallons of nameplate capacity until October 16, 2015, unless the Company raises funds to continue the expansion through an equity offering.

The Credit Agreement places certain limitations on acquisitions and includes a prohibition on the payment of dividends.

As of the Effective Date the Company had borrowed $80.0 million under the Credit Agreement in the form of a Term A Loan. The actual amount available under the revolving loan portion of the Credit Agreement is limited by the Company's total leverage ratio. As of the Effective Date the Company had $12.0 million outstanding under the revolving loan portion of the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

In accordance with Item 9(a)(4) of Form 8-K, we will file such financial statements by amendment not later than December 30, 2014.

(b) Pro Forma Financial Information

In accordance with Item 9(b)(2) of Form 8-K, we will file such financial statements by amendment not later than December 30, 2014.

Exhibit Number	Description
Exhibit 10.1
Stock Purchase Agreement by and among Heritage-Crystal Clean, LLC, an Indiana limited liability company, as buyer, and Dédalo Patrimonial S.L.U., a sociedad limitada unipersonal formed under the laws of the Kingdom of Spain, as seller, and Fomento de Construcciones y Contratas, S.A., solely for purposes of Section 5.5 and Article 7*

Exhibit 10.2
First Amendment to the Amended and Restated Credit Agreement (the "Agreement") dated as of October 16, 2014 by and between Heritage-Crystal Clean LLC and Bank of America N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer and the other lenders who are identified therein.

Exhibit 10.3
Second Amendment to Amended and Restated Credit Agreement (the "Agreement") dated as of October 16, 2014 by and between Heritage-Crystal Clean LLC and Bank of America N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer and the other lenders who are identified therein.

*Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: October 16, 2014	By: /s/ Mark DeVita
Title: Chief Financial Officer